RADYNE COMSTREAM INC.
                             3138 East Elwood Street
                             Phoenix, Arizona 85034





                                                         November 19, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

          Re:  Radyne ComStream Inc.
          Pre-effective Registration Statement on Form 8-A

Dear Sir or Madam:

     Pursuant to Rule 12d1-2 of the General Rules and Regulations promulgated under the Exchange Act of 1934, as amended, Radyne ComStream Inc., a New York corporation, hereby requests that the effective date of the attached Registration Statement on Form 8-A be accelerated so that it will become effective concurrently with the effectiveness of Registration Statement on Form S-2 under the Securities Act of 1933, as amended (Registration Number 333-90731).

     If you have any questions, please contact Kevin Collins of Dorsey & Whitney LLP at (212) 415-9200. Thank you.


                                             Very truly yours,

                                             RADYNE COMSTREAM INC.


                                             By:  /s/ Garry D. Kline
                                                  ---------------------------
                                                  Garry D. Kline
                                                  Vice President, Finance
                                                  and Chief Financial Officer

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              Radyne ComStream Inc.
             (Exact Name of Registrant as Specified in Its Charter)


               New York                                         11-2569467
 (State of Incorporation or Organization)                    (I.R.S. Employer
                                                             Identification no.)


3138 East Elwood Street, Phoenix, Arizona                          85034
 (Address of Principal Executive Offices)                        (Zip Code)


If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box.  |_|                                  box.  |X|

Securities Act registration statement file number to                333-90731
which this form relates:                                         (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of Each Class                     Name of Each Exchange on Which
       to be so Registered                     Each Class is to be Registered
       -------------------                     ------------------------------

None
--------------------------------------         ------------------------------


--------------------------------------         ------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:

Units, each consisting of one share of common stock and one common stock purchase warrant
--------------------------------------------------------------------------------
                              (Title of Class)

Common Stock Purchase Warrants
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.   Securities to be Registered.

     Reference is made to the caption "Description of Securities" contained in Registrant's Form S-2 filed on November 12, 1999, Registration No. 333-90731. The descriptions of Registrant's warrants and units included in such Registration Statement and which will be included in the form of prospectus to be subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act are hereby incorporated by reference.

Item 2.   Exhibits.

     (a) The Registrant hereby incorporates by reference the form of warrant agreement filed as Exhibit 4.2 and the form of warrant certificate filed as
Exhibit 4.3 to the Registrant's Registration Statement on Form S-2 (Registration No. 333-90731).

     (b) The form of unit certificate is filed by as an exhibit to this Form
8-A.

                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         RADYNE COMSTREAM INC.
                                         (Registrant)


Dated:   November 19, 1999                By:  /s/ Garry D. Kline
                                          ---------------------------
                                          Garry D. Kline
                                          Vice President, Finance
                                          and Chief Financial Officer

NUMBER                                                                     UNITS

                              RADYNE COMSTREAM INC.
              Incorporated under the laws of the State of New York

                                                            SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                                                               CUSIP 750611 50 1

THIS CERTIFIES THAT, FOR VALUE RECEIVED


(the "Registered Holder") is the owner of the number of fully-paid and non-assessable Units specified above, transferable only on the books of Radyne ComStream Inc. (the "Company") by the Registered Holder thereof in person or by his or her duly authorized attorney, on surrender of this Unit Certificate properly endorsed.

Each Unit consists of one (1) share of the Company's common stock, par value $.002 per share (the "Common Stock"), and one Common Stock Purchase Warrant (the "Warrants") to purchase one (1) share of Common Stock for $___ per share, subject to certain adjustments, from the Separation Date (as defined below) until __________ (the "Expiration Date"). The terms of the Warrants are governed by a Warrant Agreement dated as of ___________(the "Warrant Agreement"), between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein. The Registered Holder of this Unit Certificate consents to all of the terms and provisions contained in the Warrant Agreement by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 2 Broadway, New York, NY 10004 and are available to any holder on written request and without cost. The Warrant shall be void unless exercised before 5:00 p.m., New York time on the Expiration Date.

This certificate is not valid unless countersigned and registered by the Transfer Agent, Warrant Agent and Registrar of the Company.

The Warrant and share of Common Stock of the Company represented by this Unit Certificate shall not be separately tradeable until ___________ , or such date as may be determined and publicly announced by HD Brous & Co., Inc. (the "Separation Date").

IN WITNESS WHEREOF the Company has caused this Unit Certificate to be duly executed, manually or by facsimile, by two of its officers thereunto duly authorized and a facsimile of the corporate seal to be imprinted thereon.

Dated:

                                    CORPORATE
                                      SEAL

Garry D. Kline                                                 Robert C. Fitting
Secretary                                                      President

                              Radyne ComStream Inc.

                              ADDITIONAL PROVISIONS

     This certificate certifies that for value received the Registered Holder hereby is entitled, at any time on or after _____________ (or such earlier date as may be determined and publicly announced by HD Brous & Co., Inc., that the Warrants and Common Stock which comprise the Units shall be separately tradeable), to exchange each Unit represented by this Unit Certificate for a Common Stock Certificate representing one share of Common Stock and a Warrant Certificate representing one Warrant upon surrender of this Unit Certificate to the Transfer Agent at the office of the Transfer Agent together with any documentation required by such Transfer Agent. At any time on or after the date on which the Warrants and the Common Stock which comprise the Units become separately tradeable and before 5:00 P.M. New York time on the Expiration Date, upon surrender of the Warrant Certificate at the office of the Warrant Agent for the Warrants with the subscription form on the reverse side thereof completed and duly executed and accompanied by payment in cash or check payable to the Warrant Agent for the account of the Company, the Registered Holder of such Warrant Certificate shall be entitled to purchase from the Company one share of Common Stock of the Company for each Warrant represented by the Warrant Certificate, which shares shall be fully paid and non-assessable, at the exercise price of $___ per share. The exercise price and the number of shares purchasable upon exercise of each Warrant are subject to adjustment and the Warrants are redeemable by the Company, each upon the occurrence of certain events set forth in the Warrant Agreement.


     After 5:00 P.M., New York time, on ___________, the Warrant shall become null and void and of no value.

     REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FRONT OF THIS CERTIFICATE.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



         TEN COM       __ as tenants in common                      UNIF GIFT MIN ACT--_______Custodian________
         TEN ENT       __ as tenants by the entireties                                 (Cust)          (Minor)
         JT TEN        __ as joint tenants with right                      under Uniform Gifts to Minors
                             of survivorship and not as tenants            Act_____________
                             in common                                           (State)
         COM PROP      __ as community property
                                                                    UNIF TRF MIN ACT--________Custodian (until age
                                                                                       (Cust)
                                                                                  -------- ) --------------
                                                                                                (Minor)
                                                                                under Uniform Transfers to Minors Act
                                                                                   --------
                                                                                   (State)

    Additional abbreviations may also be used though not in the above list.

     For Value Received, ________________________________________________ hereby sell, assign and transfer unto

    PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

-------------------------------------------

--------------------------------------------------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING ZIP CODE OF ASSIGNEE)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

                                                                           Units
--------------------------------------------------------------------------------
represented by the within Certificate, and do hereby irrevocably constitute and appoint

                                                                        Attorney
--------------------------------------------------------------------------------
to transfer the said Unit(s) on the books of the within named Corporation with full power of substitution in the premises.

Dated _________________________
                                     NOTICE  ______________________________
                                     THE SIGNATURE TO THIS ASSIGNMENT MUST
                                     CORRESPOND WITH THE NAME AS WRITTEN UPON
                                     THE FACE OF THIS CERTIFICATE IN EVERY
                                     PARTICULAR, WITHOUT ALTERATION OR
                                     ENLARGEMENT OR ANY CHANGE WHATEVER.



IMPORTANT:     ALL SIGNATURES MUST BE GUARANTEED IN THE SPACE PROVIDED BELOW BY
               A FIRM THAT IS A MEMBER OF THE NATIONAL SECURITIES EXCHANGE OR OF
               THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A
               COMMERCIAL BANK OR TRUST COMPANY LOCATED IN THE UNITED STATES.


SIGNATURE GUARANTEE:

Name:
            --------------------------------------------------------------------
                                    (Please Print)
By:
            --------------------------------------------------------------------

Title:
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                       [REVERSE SIDE OF UNIT CERTIFICATE]